Execution Copy

                          FIRST AMENDMENT TO CREDIT AGREEMENT


        THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of July 18, 1996 by and among REGENCY REALTY CORPORATION ("Borrower"), each of the Lenders signatory hereto ("Lenders") and WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED, as Agent ("Agent").

        WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit Agreement dated as of May 17, 1996 (the "Credit Agreement") and desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

        Section 1.  Specific Amendments to Credit Agreement.

        (a) The Credit Agreement is hereby amended by deleting from Section 1.1 the definition of the term "Unprotected Floating Rate Debt" and substituting in its place the following:

               "Unprotected Floating Rate Debt" means all Indebtedness of the Borrower (including, without limitation, Indebtedness of Unconsolidated Affiliates of the Borrower which Indebtedness is recourse to the Borrower) which bears interest at fluctuating rates and for which the Borrower has not obtained Interest Rate Agreements which effectively cause such variable rates to be equivalent to fixed rates less than or equal to 10% per annum.

     (b) The Credit Agreement is hereby amended by deleting the last sentence of
Section 2.6. and substituting in its place the following:

     Each Conversion from a Base Rate Loan to a LIBOR Loan shall be in an aggregate amount for the Loans of all the Lenders of not less than $1,000,000 or integral multiples of $100,000 in excess of that amount.

        (c) The Credit Agreement is hereby amended by deleting the second sentence of Section 2.8.(f) and substituting in its place the following:

        Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid promptly to such Lender, by wire transfer of immediately available funds in accordance with the wiring instructions set forth for such Lender on the Annex I attached hereto, for the account of such Lender at the applicable Lending Office of such Lender.

        (d) The Credit Agreement is hereby amended by deleting Section 3.1(c ) in its entirety and substituting in its place the following:

               (c) Term Loan Conversion Fee. If, pursuant to Section 2.11., the outstanding balance of Revolving Loans is converted into the Term Loan, the Borrower agrees to pay to the Agent for the account of the Lenders a conversion fee equal to one-quarter of one percent (0.25%) per annum of the outstanding principal balance of the Term Loan on the first anniversary of the date of the conversion of the Revolving Loans into the Term Loan, such fee to be payable on such anniversary date.

        Section 2. Effectiveness of Amendment. This Amendment shall only be effective upon its execution and delivery by Borrower, Agent and the Majority Lenders.

     Section 3. Representations. Borrower represents and warrants to Agent and Lenders that:

        (a) Authorization. Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

        (b) Compliance with Laws, etc. The execution and delivery by Borrower of this Amendment and the performance by Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approval or violate any Applicable Law relating to Borrower the failure to possess or to comply with which would have a Materially Adverse Effect; (ii) conflict with, result in a breach of or constitute a default under Borrower's articles of incorporation or by-laws or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower other than Permitted Liens.

     Section 4. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
                    ----------------------------------

     Section 5. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     Section 7. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.
                    ------

     Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.
                    ------------

     Section 9. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.
                               [Signatures on Next Page]

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

                                      REGENCY REALTY CORPORATION


                             By:.......................................
                             Title:...............................


                             WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED,
                               as Agent and sole Lender


                                      By:.......................................
                                           Title:...............................


                                      By:.......................................
                                           Title:...............................